Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ANNOUNCES 2nd QUARTER 2012 RESULTS

Diluted EPS from continuing operations, excluding interest rate swap accounting and mark-to-market adjustments, increases 5.0% to $0.21

Overall diluted EPS from continuing operations of $0.16

NAPLES, FLORIDA (July 23, 2012) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the second quarter and six months ended June 30, 2012.

Key metrics from continuing operations for the second quarter (all percentage changes compare the second quarter of 2012 to the second quarter of 2011) include:

•

As shown in the tables accompanying this press release, excluding the impact of approximately $22.3 million, or $0.05 per diluted share, for interest rate swap accounting as well as a mark-to-market adjustment on the swap due to interest rate conditions, diluted earnings per share from continuing operations increased 5.0% to $0.21 as compared to $0.20 per diluted share for the same quarter a year ago;

•	Net revenue increased 20.2% to $1.472 billion;

•	Adjusted EBITDA increased 14.5% to $233.3 million;

•	Admissions increased 7.1% while adjusted admissions increased 13.1%;

•	Same hospital net revenue increased 6.1% to $1.299 billion;

•	Same hospital net revenue per adjusted admission increased 6.3%;

•	Same hospital Adjusted EBITDA increased 7.4% to $255.4 million, resulting in a 30 basis point improvement in margin to 19.7%; and

•	Same hospital surgeries and emergency room visits increased 2.9% and 3.8%, respectively.

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Health Management Associates, Inc. / Page 2

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue in the second quarter increased $74.9 million or 6.1%, to $1.299 billion compared to the same quarter in the prior year. Adjusted EBITDA from same hospital operations grew 7.4% to $255.4 million, representing 19.7% of net revenue, as compared to $237.8 million and 19.4%, respectively, for the same quarter a year ago. Same hospital Adjusted EBITDA includes $2.9 million of Medicare and Medicaid Healthcare Information Technology (“HCIT”) incentive payments, which is offset by $5.5 million of government program payment reductions. Declines in uninsured admissions and increases in observation stays greater than 24-hours contributed to a 4.0% decline in second quarter same hospital admissions while same hospital adjusted admissions were essentially flat. Had uninsured volumes and observations stays greater than 24-hours been the same as prior year, second quarter same hospital admissions would have declined 2.4% and same hospital adjusted admissions would have increased 1.5%. We believe ongoing sluggish economic conditions with high unemployment and insured patient preference for outpatient services rather than inpatient stays are affecting our inpatient volume.

“We continued to deliver strong revenue and earnings growth in the second quarter by adhering to our proven operating strategy and achieving efficiencies throughout our organization,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We believe our focus on improving quality, and creating an effective and efficient work environment with a patient centered approach is the right thing to do for our patients, associates and physicians. As a result, hospitals seeking a strategic partner with a similar culture, access to capital and operating expertise are contacting Health Management in increasing numbers, and we are excited about these partnership opportunities.”

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Health Management Associates, Inc. / Page 3

For the second quarter, Health Management’s provision for doubtful accounts, or bad debt expense, was $214.6 million, or 12.7% of net revenue before the provision for doubtful accounts, compared to $170.8 million, or 12.2% of net revenue before the provision of doubtful accounts, for the same quarter a year ago.

Uninsured self-pay patient discounts for the second quarter were $311.9 million, compared to $232.5 million for the same quarter a year ago. Charity/indigent care write-offs were $24.3 million for the second quarter, compared to $23.4 million for the same quarter a year ago.

The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue before the provision for doubtful accounts, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 27.2% for the second quarter, compared to 25.8% for the second quarter a year ago, and 26.1% for the quarter ended March 31, 2012. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the second quarter was $228.9 million, after cash interest and cash tax payments aggregating $78.8 million. Health Management’s cash flows in the second quarter reflect the benefit of the collection of Tennova receivables, as post-acquisition Medicare tie-in notices were received in early April 2012. Health Management’s total leverage ratio was 3.9 and interest coverage ratio was 4.1 at June 30, 2012, well within its debt requirements.

For the six months ended June 30, 2012, Health Management reported a 19.3% growth in net revenue to $2.957 billion and a 13.6% increase in Adjusted EBITDA to $472.8 million. Excluding approximately $7.5 million of Medicare and Medicaid HCIT incentive reimbursement for 2012, Adjusted EBITDA increased 11.8% to $465.3 million. As shown in the tables accompanying this press release, excluding the impact of approximately $59.0 million, or $0.14 per diluted share, for interest rate swap accounting as well as significant mark-to-market adjustments on the swap due to interest rate conditions, for the six months ended June 30, 2012, diluted earnings per share from continuing operations increased 7.1% to $0.45 as compared to $0.42 per diluted share for the same six month period a year ago. Consolidated diluted earnings per share from continuing operations are $0.31 for the six months ended June 30, 2012.

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Health Management Associates, Inc. / Page 4

Health Management hospitals recognized approximately $2.9 million of Medicare and Medicaid HCIT incentive reimbursement in the second quarter ended June 30, 2012. As previously announced, Health Management expects to recognize approximately $90 to $120 million of Medicare and Medicaid HCIT incentive reimbursement during the year ending December 31, 2012. The bulk of these payments are expected to be recorded in the fourth quarter of 2012.

Health Management is also affirming its diluted EPS from continuing operations objective range for the year ending December 31, 2012 to be between $0.80 and $0.90. This diluted EPS range for 2012 does not include approximately $98 million, or $0.25 per diluted share, of impact expected from interest rate swap accounting and mark-to-market adjustments nor does it include approximately $90 to $120 million of anticipated Medicare and Medicaid HCIT incentive reimbursement. Health Management is updating its 2012 annual same hospital admissions objective range. The company now expects same hospital admissions for 2012 to decline between 1.0% and 3.0%. In addition, the Company is adding a 2012 annual same hospital adjusted admissions objective range. The Company expects same hospital adjusted admissions growth for 2012 to be between a growth 1.0% and (1.0%).

As previously announced on April 2, 2012, subsidiaries of Health Management completed a joint venture transaction with respect to five INTEGRIS Health Oklahoma hospitals. Under the joint venture, which was effective April 1, 2012, Health Management now owns an 80% controlling interest in the five hospitals and manages their day-to-day operations. The INTEGRIS Health hospital partners include: 53-bed Integris Blackwell Regional Hospital, located in Blackwell; 56-bed Integris Clinton Regional Hospital, located in Clinton; 25-bed Integris Marshall County Medical Center, located in Madill; 52-bed Integris Mayes County Medical Center, located in Pryor; and 32-bed Integris Seminole Medical Center, located in Seminole. Combined, these five hospitals have an aggregate of 218 licensed beds and generated approximately $95 million of net revenue before the provision for doubtful accounts over the twelve months immediately prior to the joint venture. The integration of this partnership is progressing as expected.

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Health Management Associates, Inc. / Page 5

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three and six months ended June 30, 2012 on Tuesday, July 24, 2012 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 70 hospitals with approximately 10,500 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

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Health Management Associates, Inc. / Page 6

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, the amount and timing of funds under the meaningful use measurement standard of various HCIT incentive programs, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding legal proceedings and other loss contingencies, statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenue before the provision for doubtful accounts	$1,686,541	$1,395,353	$3,373,059	$2,822,182
Provision for doubtful accounts	(214,563)	(170,787)	(415,824)	(342,856)

Net revenue	1,471,978	1,224,566	2,957,235	2,479,326

Salaries and benefits	645,933	546,198	1,305,017	1,115,236
Supplies	226,154	185,789	460,597	380,255
Rent expense	43,839	36,774	88,864	72,621
Other operating expenses	325,635	252,037	637,415	494,975
Medicare and Medicaid HCIT incentive payments	(2,871)	—	(7,461)	—
Depreciation and amortization	85,712	64,201	164,106	128,829
Interest expense	75,166	51,033	163,929	102,070
Other	(1,022)	(139)	618	(333)

	1,398,546	1,135,893	2,813,085	2,293,653

Income from continuing operations before income taxes	73,432	88,673	144,150	185,673
Provision for income taxes	(25,291)	(31,757)	(50,018)	(66,791)

Income from continuing operations	48,141	56,916	94,132	118,882
Loss from discontinued operations, net of income taxes	(3,021)	(1,583)	(4,416)	(1,437)

Consolidated net income	45,120	55,333	89,716	117,445
Net income attributable to noncontrolling interests	(8,166)	(6,722)	(15,072)	(13,310)

Net income attributable to Health Management Associates, Inc.	$36,954	$48,611	$74,644	$104,135

Earnings (loss) per share attributable to Heath Management
Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.16	$0.20	$0.31	$0.42
Discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)

Net income	$0.14	$0.19	$0.29	$0.41

Weighted average number of shares outstanding:
Basic	254,496	251,765	253,906	250,898

Diluted	256,030	255,235	255,864	254,478

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$39,975	$50,194	$79,060	$105,572
Loss from discontinued operations, net of income taxes	(3,021)	(1,583)	(4,416)	(1,437)

Net income attributable to Health Management Associates, Inc.	$36,954	$48,611	$74,644	$104,135

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Consolidated net income	$89,716	$117,445
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	169,612	132,162
Amortization related to interest rate swap contract	40,533	—
Fair value adjustment related to interest rate swap contract	18,448	—
Provision for doubtful accounts	415,824	342,856
Stock-based compensation expense	13,204	12,945
Losses on sales of assets, net	2,191	794
Gains on sales of available-for-sale securities, net	(583)	(7)
Deferred income tax (benefit) expense	(22,092)	13,615
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(446,976)	(355,170)
Supplies, prepaid expenses and other current assets	(2,673)	(6,722)
Prepaid and recoverable income taxes	53,931	10,448
Deferred charges and other long-term assets	18	(3,333)
Accounts payable, accrued expenses and other liabilities	(43,161)	7,946
Equity compensation excess income tax benefits	(1,407)	(2,919)
Loss from discontinued operations, net of income taxes	4,416	1,437

Net cash provided by continuing operating activities	291,001	271,497

Cash flows from investing activities:
Additions to property, plant and equipment	(194,175)	(133,034)
Acquisitions of hospitals and other	(66,673)	(42,891)
Proceeds from sales of assets and insurance recoveries	1,367	1,329
Proceeds from sale of discontinued operations	1,392	—
Purchases of available-for-sale securities	(901,735)	(687,218)
Proceeds from sales of available-for-sale securities	906,117	604,219
Increase in restricted funds	(1,783)	(11,559)

Net cash used in continuing investing activities	(255,490)	(269,154)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(61,072)	(19,741)
Proceeds from exercises of stock options	—	14,067
Proceeds from long-term borrowings	17,000	—
Cash received from noncontrolling shareholders	3,591	—
Cash payments to noncontrolling shareholders	(23,281)	(16,285)
Equity compensation excess income tax benefits	1,407	2,919

Net cash used in continuing financing activities	(62,355)	(19,040)

Net decrease in cash and cash equivalents before discontinued operations	(26,844)	(16,697)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	(864)	5,248
Investing activities	(135)	(56)

Net decrease in cash and cash equivalents	(27,843)	(11,505)
Cash and cash equivalents at the beginning of the period	64,143	101,812

Cash and cash equivalents at the end of the period	$36,300	$90,307

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

(unaudited, dollars in thousands)	June 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$36,300	$64,143
Available-for-sale securities	120,016	122,277
Accounts receivable, net	924,027	903,517
Other current assets	258,934	305,640
Assets of discontinued operations	9,619	14,561
Property, plant and equipment, net	3,377,695	3,263,172
Restricted funds	104,497	96,244
Other assets	1,344,519	1,234,635

Total assets	$6,175,607	$6,004,189

Liabilities and Stockholders’ Equity
Current liabilities	$847,871	$803,824
Deferred income taxes	259,064	234,080
Other long-term liabilities	675,992	691,680
Long-term debt	3,483,444	3,489,489
Stockholders’ equity	909,236	785,116

Total liabilities and stockholders’ equity	$6,175,607	$6,004,189

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change
Continuing Operations
Occupancy	39.6%	42.7%		42.2%	45.2%
Patient days	361,924	343,107	5.5%	763,029	723,650	5.4%

Admissions	86,467	80,753	7.1%	179,845	168,896	6.5%
Adjusted admissions	172,194	152,216	13.1%	350,148	311,390	12.4%

Average length of stay	4.2	4.2		4.2	4.3
Surgeries	100,164	82,509	21.4%	200,383	165,333	21.2%
Emergency room visits	453,964	378,125	20.1%	897,079	768,862	16.7%

Net revenue (in thousands)	$1,471,978	$1,224,566	20.2%	$2,957,235	$2,479,326	19.3%
Net revenue per adjusted admission	$8,548	$8,045	6.3%	$8,446	$7,962	6.1%
Total inpatient revenue percentage	45.1%	47.6%		46.1%	49.0%
Total outpatient revenue percentage	54.9%	52.4%		53.9%	51.0%

Same Hospitals
Occupancy	40.3%	42.7%		42.5%	45.2%
Patient days	324,806	343,107	-5.3%	686,379	723,650	-5.2%

Admissions	77,488	80,753	-4.0%	161,943	168,896	-4.1%
Adjusted admissions	151,908	152,216	-0.2%	310,710	311,390	-0.2%

Average length of stay	4.2	4.2		4.2	4.3
Surgeries	84,893	82,509	2.9%	170,907	165,333	3.4%
Emergency room visits	392,461	378,125	3.8%	785,594	768,862	2.2%

Net revenue (in thousands)	$1,299,430	$1,224,566	6.1%	$2,625,422	$2,479,326	5.9%
Net revenue per adjusted admission	$8,554	$8,045	6.3%	$8,450	$7,962	6.1%
Total inpatient revenue percentage	45.4%	47.6%		46.3%	49.0%
Total outpatient revenue percentage	54.6%	52.4%		53.7%	51.0%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenue	$1,471,978	$1,224,566	$2,957,235	$2,479,326
Less acquisitions	172,548	—	331,813	—

Same hospital net revenue	$1,299,430	$1,224,566	$2,625,422	$2,479,326

Consolidated net income	$45,120	$55,333	$89,716	$117,445

Adjustments:
Loss from discontinued operations, net of income taxes	3,021	1,583	4,416	1,437
Provision for income taxes	25,291	31,757	50,018	66,791
(Gains) losses on sales of assets, net	(166)	854	2,191	794
Interest and other income, net	(856)	(993)	(1,573)	(1,127)
Interest expense	75,166	51,033	163,929	102,070
Depreciation and amortization	85,712	64,201	164,106	128,829

Adjusted EBITDA (a)	233,288	203,768	472,803	416,239

Adjustment for acquisitions, corporate and other	22,109	33,987	46,586	69,233

Same hospital operating Adjusted EBITDA (a)	$255,397	$237,755	$519,389	$485,472

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	19.7%	19.4%	19.8%	19.6%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following table provides information regarding income from continuing operations attributable to Health Management, excluding the impact of the interest rate swap amortization and mark-to-market adjustments. This table is a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended June 30, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$95,692	$(22,260)	$73,432
Net income from continuing operations attributable to noncontrolling interests	(8,166)	—	(8,166)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	87,526	(22,260)	65,266
Provision for income taxes	(33,917)	8,626	(25,291)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$53,609	$(13,634)	$39,975

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.21	$(0.05)	$0.16

Diluted	$0.21	$(0.05)	$0.16

Six Months Ended June 30, 2012

	Continuing Operations	Interest Rate Swap Amortization and Mark-To-Market Adjustments	Total, As Reported

Income from continuing operations before income taxes	$203,131	$(58,981)	$144,150
Net income from continuing operations attributable to noncontrolling interests	(15,072)	—	(15,072)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	188,059	(58,981)	129,078
Provision for income taxes	(72,873)	22,855	(50,018)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$115,186	$(36,126)	$79,060

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.45	$(0.14)	$0.31

Diluted	$0.45	$(0.14)	$0.31

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